As filed with the Securities and Exchange Commission on July 8, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	06-1500476
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9540 South Maroon Circle, Suite 200
Englewood, CO 80112
(303) 922-6463
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer S. Grafton, Esq.
General Counsel and Secretary
Westmoreland Coal Company
9540 South Maroon Circle, Suite 200
Englewood, CO 80112
(303) 922-6463
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Amy Bowler, Esq.
Holland & Hart LLP
6380 S. Fiddlers Green Circle Suite 500
Greenwood Village, Colorado 80111
(303) 290-1600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $2.50 per share	$10,000,000(1)	$1,288(2)
____________________

(1)
Estimated solely for the purpose of calculating the registration fee. In no event will the maximum aggregate offering price of all securities issued under this registration statement exceed $10,000,000.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register additional shares of common stock, par value $2.50 per share, of Westmoreland Coal Company (the “Company”). Pursuant to Rule 462(b), the contents of the Company’s Registration Statement on Form S-3 (File No. 333-180946), including the exhibits thereto and each of the documents incorporated therein by reference, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Englewood, State of Colorado, on July 8, 2014.

WESTMORELAND COAL COMPANY

By:	/s/ Keith E. Alessi
Keith E. Alessi Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin A. Paprzycki and Keith E. Alessi, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Keith E. Alessi	Chief Executive Officer (Principal Executive Officer) and Director	July 8, 2014
Keith E. Alessi

/s/ Kevin A. Paprzycki	Chief Financial Officer and Treasurer (Principal Financial Officer)	July 8, 2014
Kevin A. Paprzycki

/s/ Russell H. Werner	Controller (Principal Accounting Officer)	July 8, 2014
Russell H. Werner

/s/ Robert P. King	President - U.S. Operations and Director	July 8, 2014
Robert P. King

/s/ Gail E. Hamilton	Director	July 8, 2014
Gail E. Hamilton

/s/ Michael G. Hutchinson	Director	July 8, 2014
Michael G. Hutchinson

/s/ Richard M. Klingaman	Director	July 8, 2014
Richard M. Klingaman

/s/ Craig R. Mackus	Director	July 8, 2014
Craig R. Mackus

/s/ Jan B. Packwood	Director	July 8, 2014
Jan B. Packwood

/s/ Robert C. Scharp	Director	July 8, 2014
Robert C. Scharp

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith
5.1	Legal opinion of Jennifer S. Grafton, Esq.					X
23.1	Consent of Jennifer S. Grafton (included in Exhibit 5.1)					X
23.2	Consent of Ernst & Young LLP					X
23.3	Consent of Tanner LLC					X
23.4	Consent of Deloitte LLP					X
24.1	Power of Attorney (included on signature page)